UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

PremierWest Bancorp
 (Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

503 Airport Road, Medford, Oregon 97504
 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01    Other Events.

     On June 27, 2005, the Registrant issued a press release announcing the company is set to join the Russell 3000® Index effective July 1, 2005. A copy of the press release is attached as an exhibit to this report.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 - Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERRWEST BANCORP (Registrant)

Date:	June 27, 2005	By:	/s/ Tom Anderson
Tom Anderson
Senior Vice President and Chief Financial Officer

Press Release

Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Executive Vice President	Senior Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

     PREMIERWEST BANCORP SET TO JOIN RUSSELL 3000 INDEX

Medford, Oregon - June 27, 2005 - PremierWest Bancorp (NASDAQ - PRWT) announced today the Company is set to join the Russell 3000® Index when Russell Investment Group reconstitutes its family of 23 U.S. Indexes effective July 1, 2005. Russell recently posted a list of preliminary additions to its indexes on www.russell.com.

Membership in the Russell 3000 means automatic inclusion in the large cap Russell 1000 or small cap Russell 2000 as well as the appropriate growth and style indexes. Russell determines membership for its equity indexes primarily by objective, market capitalization rankings and style attributes. Based on Friday, June 24, 2005 closing price, PremierWest market capitalization exceeded $225 million.

John Anhorn, President & Chief Executive Officer stated "The additional exposure of being included in the Russell 3000 index coupled with solid financial performance should continue to be favorably reflected in our share price".

Annual reconstitution of the Russell indexes captures the 3,000 largest U.S. Stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000. Russell, a global leader in multi-manager investment services, provides investment products and services in more than 39 countries. Russell manages more than $135 billion in assets and advises clients worldwide representing $2.3 trillion. Founded in 1936, Russell is a subsidiary of Northwestern Mutual and is headquartered in Tacoma, Washington, with additional offices in New York, Toronto, London, Paris, Singapore, Sydney, Auckland and Tokyo.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

PremierWest offers expanded banking related services through its subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon and Redding, California. PremierWest Investment Services operates in all of the Bank's community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte.